Exhibit 99
TD Banknorth reports fourth quarter and 2005 year end results.
(Fourth Quarter Earnings Conference Call at 10:30 a.m. Eastern Time today, January 23, 2006. Dial-in number for USA and Canada is 800-561-2718. International dial-in number is 617-614-3525. Passcode for both numbers is 42132230. Replay number for USA and Canada is 888-286-8010. International replay dial-in number is 617-801-6888. Replay passcode for both is 13680731. Live webcast and webcast replay available at www.tdbanknorth.com, Investor Relations.)
     Highlights for the quarter and year include:
•	On a per diluted share basis, earnings, excluding the amortization of identifiable intangible assets, merger and consolidation costs and costs associated with the Company’s balance sheet restructuring program, were up 5% in the fourth quarter of 2005 as compared to the fourth quarter of 2004.

•	Average loans and leases increased by 9% during the fourth quarter of 2005 as compared to the fourth quarter of 2004.

•	Net interest income was up 8% for the year.

•	Asset quality remained strong – the percentage of nonperforming loans to total loans was 0.30% at December 31, 2005.
PORTLAND, Maine—(BUSINESS WIRE)—January 23, 2006—TD Banknorth Inc. (“TD Banknorth” or the “Company”) (NYSE: BNK) today announced net income of $55.6 million for the fourth quarter ended December 31, 2005 as compared to net income of $20.7 million for the fourth quarter ended December 31, 2004. On a per diluted share basis, net income was 32 cents for the fourth quarter of 2005 as compared to 12 cents for the same quarter a year ago.
Net income for the year ended December 31, 2005 was $274.0 million as compared to $304.7 million for the year ended December 31, 2004. On a per diluted share basis, earnings for the year ended December 31, 2005 were $1.55 as compared to $1.75 for the same period a year ago.
GAAP earnings were impacted by several items in the fourth quarter of 2005. First, the after-tax impact of the amortization of identifiable intangible assets amounted to $20.0 million for the quarter or 11 cents per diluted share. Second, the after-tax impact of the Company’s previously-announced balance sheet restructuring program amounted to $29.3 million for the quarter or 17 cents per diluted share. Third, the after-tax effects of merger and consolidation costs for the quarter of $3.4 million amounted to 2 cents per diluted share.
Excluding the above items, earnings for the quarter ended December 31, 2005 were $108.1 million, as compared to $106.0 million for the fourth quarter of 2004. On a per diluted share basis excluding the above items, earnings for the fourth quarter of 2005 were 62 cents, up 5% from 59 cents for the same quarter a year ago.
For the year ended December 31, 2005, earnings excluding the after-tax impact of the amortization of identifiable intangible assets, the after-tax effects of merger and consolidation costs, the after-tax effect of the change in unrealized loss on derivatives and charges related to the Company’s deleveraging and balance sheet restructuring strategies were $438.5 million, up 9% from $402.2 million for 2004. On a per diluted share basis excluding the above items earnings for the year ended December 31, 2005 were $2.48, up 7% from $2.31 for the prior year.

“It was a challenging quarter given the continued flattening of the yield curve,” said William J. Ryan, TD Banknorth Chairman, President and Chief Executive Officer. “I believe, however, that we are well positioned for the future and look forward to closing on the Hudson United transaction and expanding our reach into the mid-Atlantic region.”
Average loans and leases increased 9% during the quarter ended December 31, 2005 compared to the same quarter a year ago, including increases of 9% for average commercial real estate mortgages, 8% for average commercial business loans and leases and 15% for average consumer loans and leases, which more than offset a 3% decline in average residential real estate mortgages. Total average loans and leases increased 13% during the year ended December 31, 2005 as compared to 2004. Excluding the impact of acquisitions and purchase accounting, average commercial real estate mortgages, commercial business loans and consumer loans increased 8% for the year ended December 31, 2005 as compared to the prior year.
Securities available for sale at December 31, 2005 of $4.4 billion were 34% lower than at December 31, 2004. As announced on January 10, 2006, the Company implemented a balance sheet restructuring program in the first quarter of 2006 involving the sale of $2.6 billion of mortgage-backed securities with an average effective duration of 4 years and an average yield of 4.70%. The Company intends to use the proceeds to purchase investable assets with shorter durations to help to mitigate the interest rate risk associated with its investment portfolio. The Company recorded a pre-tax loss of approximately $45 million ($29.3 million on an after-tax basis) in the fourth quarter of 2005 in connection with this balance sheet restructuring. Also, it is anticipated that an additional approximately $2.7 billion of securities to be acquired from Hudson United will be sold soon after the completion of the acquisition. The deleveraging will primarily consist of mortgage-backed securities with an effective duration of 3.5-4 years and the proceeds will be used to pre-pay certain short-term borrowings.
Average deposits increased 5% during the quarter ended December 31, 2005 as compared to the quarter ended December 31, 2004. During the quarter ended December 31, 2005 average retail certificates of deposit increased 11%, average noninterest bearing deposits increased 6%, average regular savings accounts increased 3%, and average retail money market and NOW accounts increased 1% as compared to the quarter ended December 31, 2004. Total average deposits increased 6% for the year ended December 31, 2005 as compared to 2004, with average noninterest bearing deposits increasing 11%. Excluding acquisitions and the impact of purchase accounting, for the quarter ended December 31, 2005, total average deposits were essentially unchanged as compared to the quarter ended December 31, 2004.
Net interest income was $243 million for the fourth quarter of 2005, essentially flat as compared to the fourth quarter of 2004. For the year ended December 31, 2005, the Company’s net interest income was $997.8 million, up 8% from $927.2 million for the year ended December 31, 2004, due in part to the impact of acquisitions.

The Company’s net interest margin for the quarter ended December 31, 2005 was 3.96% as compared to 3.87% for the quarter ended December 31, 2004 and 4.09% for the quarter ended September 30, 2005. The Company’s net interest margin was negatively impacted as compared to the third quarter of 2005 due primarily to the continued flattening of the yield curve in the fourth quarter of 2005.
The Company’s provision for loan and lease losses amounted to $6.0 million for the quarter ended December 31, 2005, as compared to $10.7 million for the quarter ended December 31, 2004 and $5.5 million for the quarter ended September 30, 2005. The allowance for credit losses to nonperforming loans increased to 381% at December 31, 2005 from 322% for the quarter ended December 31, 2004 and from 369% at September 30, 2005.
Asset quality remained strong during the fourth quarter. As a percentage of total loans and leases, nonperforming loans amounted to 0.30% at December 31, 2005, as compared to 0.42% at December 31, 2004 and 0.32% at September 30, 2005. Total net chargeoffs for the quarter ended December 31, 2005 amounted to $11.3 million as compared to $10.4 million for the same period a year ago and $6.3 million for the quarter ended September 30, 2005. The increase in net chargeoffs in the fourth quarter of 2005 was due, in large part, to increased personal bankruptcies associated with the recent changes to federal bankruptcy laws and to an approximately $3.0 million chargeoff associated with one commercial borrower.
Noninterest income amounted to $60.1 million in the fourth quarter of 2005 as compared to $72.5 million in the fourth quarter of 2004, primarily attributable to the previously-announced pre-tax charge of $45.0 million associated with the Company’s balance sheet restructuring program. For the quarter ended December 31, 2005, excluding net securities gains/losses, adjustments on loans held for sale and changes in unrealized losses on derivatives, noninterest income increased 16% as compared to the same period in 2004 led by increases in noninterest income from deposit services of 24%, merchant and electronic banking income of 14%, and loan fee income of 10%. These increases for the quarter ended December 31, 2005 more than offset declines in insurance brokerage commissions of 9% and investment planning services of 8% as compared to the same period a year ago. For the year ended December 31, 2005, excluding net securities gains/losses, adjustments on loans held for sale and changes in unrealized losses on derivatives, noninterest income increased 13% as compared to the same period in 2004.
Noninterest expense decreased $51.7 million in the fourth quarter of 2005 versus the same period a year ago, largely due to a $61.5 million expense associated with prepayment penalties on borrowings incurred in the fourth quarter of 2004. Excluding the amortization of identifiable intangible assets, merger and consolidation costs and prepayment penalties on borrowings associated with the Company’s deleveraging strategies, noninterest expense increased 9% in the fourth quarter of 2005 as compared to the same period in 2004. For the year ended December 31, 2005, excluding the same items, noninterest expense increased 11% as compared to 2004 due, in large part, to increased operating expenses associated with the acquisition of BostonFed Bancorp in January 2005 and Cape Cod Bank and Trust in April 2004, as well as to increased marketing expenses incurred in 2005.
The Company’s capital ratios remain strong. At December 31, 2005, the Company’s tier 1 leverage capital ratio was 7.06% and its total risk-based capital ratio was 11.72%. At the same date, the Company’s ratio of tangible equity to tangible assets was 5.69%.
As detailed in the accompanying financial information, the Company’s cash return on average tangible assets for the quarter ended December 31, 2005 was 1.60% as compared to 1.55% for the same period a year ago and the Company’s cash return on average tangible equity for the fourth quarter of 2005 was 29.36% as compared to 24.89% for the same period a year ago. For the year ended December 31, 2005, the Company’s cash return on average tangible assets was 1.63% as compared to 1.50% for 2004 while the Company’s cash return on average tangible equity for the year ended December 31, 2005 was 29.32% as compared to 26.08% for the prior year.
On July 12, 2005, the Company announced it had entered into a definitive agreement to acquire Hudson United Bancorp (NYSE: HU) for approximately $1.9 billion in stock and cash. On January 11, 2006, the shareholders of both Hudson United and TD Banknorth approved the acquisition and on January 17, 2006, the Company announced that all regulatory approvals for the acquisition had been received. The transaction is expected to close on January 31, 2006.
As previously announced, the Company’s board of directors has approved the Company’s planned repurchase of up to 8.5 million shares of its common stock in the open market in connection with the acquisition of Hudson United. It is anticipated that share repurchases will commence after the closing of the Hudson United acquisition and occur at such times and at such prices as management deems appropriate.
About TD Banknorth Inc.
TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At December 31, 2005, TD Banknorth had $32.1 billion of total consolidated assets and provided financial services to approximately 1.4 million households in the Northeast. TD Banknorth’s banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont and upstate New York. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol “BNK”. For more information, visit http://www.tdbanknorth.com.

Notes: This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of “cash basis” performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as securities gains and losses and prepayment penalties incurred in connection with deleveraging strategies. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.
This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth’s operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth’s forward-looking statements. TD Banknorth does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
On May 16, 2005, the Company announced that it had adopted purchase accounting to account for TD Bank Financial Group’s acquisition of a majority interest in the Company on March 1, 2005. To most accurately reflect the application of purchase accounting, the accompanying financial statements use the term “predecessor” to refer to the results of Banknorth Group, Inc., the predecessor entity to TD Banknorth Inc., at the dates and for the periods ending on or prior to February 28, 2005, which are based on historical accounting, and the term “successor” to refer to the results of TD Banknorth Inc. at the dates and for the periods beginning on or after March 1, 2005, which are based on the application of purchase accounting. To assist in the comparability of the Company’s financial results and to make it easier to discuss and understand these results, the financial information discussed herein and presented in the accompanying financial statements combine the “predecessor period” January 1, 2005 to February 28, 2005 with the applicable “successor period” thereafter. Due to the application of purchase accounting as of March 1, 2005, results for the combined periods may not be comparable to the results for the respective predecessor periods. For a detailed discussion of the impact of purchase accounting on the Company’s balance sheet and income statement, reference is made to the Company’s first quarter 2005 earnings release dated May 16, 2005.
CONTACT: TD Banknorth Inc.
Jeff Nathanson, 207-761-8517

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

	Successor	Predecessor		Successor
	December 31,	December 31,	%	September 30,	%
(In thousands)	2005	2004	Change	2005	Change
Cash and due from banks	$758,751	$541,994	40%	$741,983	2%
Federal funds sold and other short-term investments	10,507	2,312	354%	7,576	39%
Securities available for sale	4,419,877	6,728,522	-34%	4,410,425	0%
Securities held to maturity	64,126	87,013	-26%	69,021	-7%

Loans and leases held for sale	31,398	51,693	-39%	45,989	-32%
Loans and leases:
Residential real estate mortgages	2,878,323	3,081,217	-7%	3,048,411	-6%
Commercial real estate mortgages	6,776,837	6,249,513	8%	6,716,035	1%
Commercial business loans and leases	4,278,048	3,928,594	9%	4,178,327	2%
Consumer loans and leases	6,186,519	5,333,670	16%	6,028,411	3%

Total loans and leases	20,119,727	18,592,994	8%	19,971,184	1%
Less: Allowance for loan and lease losses	223,030	243,152	-8%	228,334	-2%

Loans and leases, net	19,896,697	18,349,842	8%	19,742,850	1%

Premises and equipment	331,912	300,120	11%	313,151	6%
Goodwill	4,547,604	1,365,780	233%	4,549,355	0%
Identifiable intangible assets	668,365	50,376	NM	696,401	-4%
Bank-owned life insurance	572,847	523,129	10%	566,836	1%
Other assets	793,269	687,029	15%	671,659	18%

	$32,095,353	$28,687,810	12%	$31,815,246	1%

Liabilities & Shareholders’ Equity

Deposits:
Regular savings	$2,653,233	$2,546,018	4%	$2,630,947	1%
Retail money market and NOW accounts	7,819,812	7,907,513	-1%	8,398,406	-7%
Retail certificates of deposit	5,132,117	4,484,370	14%	4,863,471	6%
Brokered deposits	63,953	576	NM	61,576	4%
Noninterest bearing deposits	4,603,533	4,289,104	7%	4,668,178	-1%

Total deposits	20,272,648	19,227,581	5%	20,622,578	-2%

Borrowings from the Federal Home Loan Bank	551,609	1,997,336	-72%	558,112	-1%
Federal funds purchased and securities sold under repurchase agreements	3,339,091	2,952,476	13%	2,651,338	26%
Subordinated debt and senior notes	606,260	346,879	75%	607,414	0%
Other borrowings	60,773	382,385	-84%	40,688	49%
Junior subordinated debentures	366,237	311,629	18%	368,796	-1%
Deferred tax liability related to other identifiable intangible assets	261,932	17,632	NM	258,017	2%
Other liabilities	152,930	275,778	-45%	244,680	-37%

Total liabilities	25,611,480	25,511,696	0%	25,351,623	1%

Shareholders’ equity	6,483,873	3,176,114	104%	6,463,623	0%

	$32,095,353	$28,687,810	12%	$31,815,246	1%

NM — Calculated % change is not meaningful.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands, except per share data)

	Combined	Predecessor		Successor	Predecessor
				Three Months	Three Months
	Year Ended	Year Ended		Ended	Ended
	December 31,	December 31,	%	December 31,	December 31,	%
	2005	2004	Change	2005	2004	Change
Interest and dividend income	$1,400,692	$1,250,848	12%	$363,917	$327,899	11%
Interest expense	402,889	323,623	24%	120,477	83,783	44%

Net interest income	997,803	927,225	8%	243,440	244,116	0%
Provision for loan and lease losses	17,166	40,340	-57%	6,000	10,670	-44%

Net interest income after provision for loan and lease losses	980,637	886,885	11%	237,440	233,446	2%

Noninterest income:
Deposit services	129,629	109,321	19%	35,137	28,326	24%
Insurance brokerage commissions	50,511	50,311	0%	10,798	11,880	-9%
Merchant and electronic banking income, net	58,903	50,564	16%	15,238	13,368	14%
Wealth management services	42,183	39,788	6%	10,622	10,489	1%
Loan fee income	31,456	26,453	19%	7,613	6,926	10%
Bank-owned life insurance	24,207	23,282	4%	6,009	5,779	4%
Investment planning services	19,292	19,418	-1%	4,433	4,799	-8%
Net securities gains/(losses)	(93,070)	(7,701)	NM	(45,048)	(17,761)	154%
Loans held for sale — lower of cost or market adjustment	(7,114)	—	NM	—	—	NM
Change in unrealized loss on certain derivatives	5,943	—	NM	(11)	—	NM
Other noninterest income	44,657	34,520	29%	15,306	8,732	75%

	306,597	345,956	-11%	60,097	72,538	-17%

Noninterest expense:
Salaries and employee benefits	408,927	356,611	15%	100,904	90,138	12%
Occupancy and equipment	122,279	112,372	9%	30,548	29,320	4%
Data processing	46,020	43,141	7%	11,693	11,568	1%
Advertising and marketing	30,381	25,550	19%	8,097	5,445	49%
Amortization of identifiable intangible assets	105,087	8,627	NM	30,894	2,260	NM
Merger and consolidation costs (1)	42,679	49,634	-14%	4,957	38,286	-87%
Prepayment penalties on borrowings	6,303	61,546	-90%	—	61,546	-100%
Other noninterest expense	109,152	107,620	1%	28,564	28,796	-1%

	870,828	765,101	14%	215,657	267,359	-19%

Income before income tax expense	416,406	467,740	-11%	81,880	38,625	112%
Income tax expense	142,428	163,097	-13%	26,315	17,927	47%

Net Income	$273,978	$304,643	-10%	$55,565	$20,698	168%

Weighted average shares outstanding:
Basic	176,040	170,766	3%	173,745	177,071	-2%
Diluted	177,001	174,158	2%	174,427	179,953	-3%
Earnings per share:
Basic	$1.56	$1.78	-12%	$0.32	$0.12	167%
Diluted	1.55	1.75	-11%	0.32	0.12	167%

(1)	Merger and consolidation costs consist of merger charges and certain asset write-downs.
NM — calculated % change is not meaningful

TD Banknorth Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)

	Combined	Predecessor		Successor	Predecessor
				Three Months	Three Months
	Year Ended	Year Ended		Ended	Ended
	December 31,	December 31,	%	December 31,	December 31,	%
	2005	2004	Change	2005	2004	Change
Net interest income	$997,803	$927,225	8%	$243,440	$244,116	0%
Net income	$273,978	$304,643	-10%	$55,565	$20,698	168%
Shares outstanding (end of period)	173,665	179,298	-3%	173,665	179,298	-3%
Weighted average shares outstanding:
Basic	176,040	170,766	3%	173,745	177,071	-2%
Diluted	177,001	174,158	2%	174,427	179,953	-3%

Earnings per share:
Basic	$1.56	$1.78	-12%	$0.32	$0.12	167%
Diluted	$1.55	$1.75	-11%	$0.32	$0.12	167%

Shareholders’ equity (end of period)	$6,483,873	$3,176,114	NM	$6,483,873	$3,176,114	NM
Book value per share (end of period)	$37.34	$17.71	NM	$37.34	$17.71	NM
Tangible book value per share (end of period)	8.81	9.91	-11%	8.81	9.91	-11%

			Nominal			Nominal
			Inc/(Dec)			Inc/(Dec)

RATIOS & OTHER INFORMATION:
Net interest margin, fully-taxable equivalent basis	4.03%	3.72%	0.31%	3.96%	3.87%	0.09%

Return on average assets	0.87%	1.08%	-0.21%	0.69%	0.29%	0.40%
Return on average equity	4.60%	10.63%	-6.03%	3.42%	2.66%	0.76%

At period end:
Tangible equity/tangible assets	5.69%	6.52%	-0.83%	5.69%	6.52%	-0.83%
Tier 1 leverage capital ratio	7.06%	7.58%	-0.52%	7.06%	7.58%	-0.52%
Tier 1 risk based capital ratio	8.62%	9.96%	-1.34%	8.62%	9.96%	-1.34%
Total risk based capital ratio	11.72%	12.13%	-0.41%	11.72%	12.13%	-0.41%

Nonperforming loans (1)	$60,565	$77,559	$(16,994)	$60,565	$77,559	$(16,994)
Total nonperforming assets (1)	$61,535	$81,103	$(19,568)	$61,535	$81,103	$(19,568)
Nonperforming loans as a % of total loans	0.30%	0.42%	-0.12%	0.30%	0.42%	-0.12%
Nonperforming assets as a % of total assets	0.19%	0.28%	-0.09%	0.19%	0.28%	-0.09%

Full service banking offices	396	386		396	386

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):
See pages 15 and 16 for a reconciliation table of non-GAAP financial information.

Earnings per diluted share, GAAP basis	$1.55	$1.75	$(0.20)	$0.32	$0.12	$0.20
Merger & consolidation costs, per diluted share, net of tax (2)	0.17	0.23	(0.06)	0.02	0.17	(0.15)
Change in unrealized loss on certain derivatives, per diluted share, net of tax	(0.02)	—	(0.02)	—	—	—
Deleveraging/restructuring losses, per diluted share, net of tax (3)	0.40	0.30	0.10	0.17	0.29	(0.12)

Earnings per diluted share, as adjusted	2.10	2.28	(0.18)	0.51	0.58	(0.07)
Amortization of intangibles, per diluted share, net of tax	0.38	0.03	0.35	0.11	0.01	0.10

Earnings per diluted share, as adjusted	$2.48	$2.31	$0.17	$0.62	$0.59	$0.03

Noninterest income as a percent of total income (4)	28.66%	27.61%	1.05%	30.17%	27.00%	3.17%
Noninterest income (4)	$400,836	$353,654	$47,182	$105,156	$90,299	$14,857

Return on average assets (5)	1.17%	1.41%	-0.24%	1.09%	1.46%	-0.37%
Cash return on average tangible assets (5) (6)	1.63%	1.50%	0.13%	1.60%	1.55%	0.05%

Return on average equity (5)	6.24%	13.84%	-7.60%	5.43%	13.43%	-8.00%
Cash return on average tangible equity (5) (6)	29.32%	26.08%	3.24%	29.36%	24.89%	4.47%

Noninterest expense (7)	$716,760	$645,292	$71,468	$179,808	$165,268	$14,540
Efficiency ratio (8)	58.76%	51.05%	7.71%	60.44%	50.10%	10.34%
Cash efficiency ratio (9)	51.25%	50.38%	0.87%	51.58%	49.42%	2.16%

(1)	During the three months ended March 31, 2005, in connection with the use of purchase accounting for the transaction with TD on March 1, 2005, nonperforming loans and nonperforming assets were reduced by $21.4 million of specific reserves on impaired loans which were applied to reduce the loan balance under SOP 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”.

(2)	Merger and consolidation costs consist of merger related charges and certain asset write-downs.

(3)	Deleveraging/restructuring losses consist of losses on securities sales, lower of cost or market adjustments and prepayment penalties on borrowings incurred in connection with balance sheet restructurings.

(4)	Excludes securities gains/(losses), lower of cost or market adjustments, and gains/losses on certain derivatives.

(5)	Excludes merger and consolidation costs, changes in unrealized loss on certain derivatives, and deleveraging losses, net of related tax benefits.

(6)	Cash ratios reflect adjustments to exclude amortization expense on intangible assets, net of related taxes.

(7)	Excludes pre-tax merger and consolidation costs, prepayment penalties on borrowings, and amortization of intangible assets.

(8)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, and gains/losses on certain derivatives, and merger and consolidation costs.

(9)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, merger and consolidation costs, gains/losses on certain derivatives, and amortization of intangible assets.
Ratio are annualized where appropriate.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Successor		Predecessor
	Three Months Ended December 31,		Three Months Ended December 31,
	2005		2004
	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate

Assets

Loans and leases (1)
Residential real estate mortgages	$3,047,980	5.47%	$3,138,974	4.94%
Commercial real estate mortgages	6,821,363	6.32%	6,250,243	5.95%
Commercial loans and leases	4,179,365	6.43%	3,853,844	5.19%
Consumer loans and leases	6,126,181	6.04%	5,308,272	5.28%

	20,174,889	6.13%	18,551,333	5.43%
Securities	4,449,226	4.90%	6,797,511	4.51%
Federal funds sold and other short-term investments	18,080	1.82%	12,461	0.95%
Securities purchased under agreements to resell	—	0.00%	1,667	1.75%

Total earning assets	24,642,195	5.90%	25,362,972	5.18%

Bank-owned life insurance	568,888		519,506
Goodwill	4,549,034		1,368,912
Identifiable intangible assets	691,207		50,645
Noninterest-earning assets	1,657,654		1,274,366

Total assets	$32,108,978		$28,576,401

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$2,656,664	0.56%	$2,568,297	0.29%
Retail money market and NOW accounts	8,115,707	1.75%	8,057,876	0.86%
Retail certificates of deposit	5,022,994	2.63%	4,539,483	2.04%
Brokered deposits	62,118	3.86%	576	2.38%

Total interest-bearing deposits	15,857,483	1.84%	15,166,232	1.12%
Borrowed funds	4,659,938	4.00%	5,805,974	2.83%

Total interest-bearing liabilities	20,517,421	2.33%	20,972,206	1.59%
Noninterest bearing deposits	4,557,823		4,319,603
Deferred tax liability related to other identifiable intangible assets	254,235		17,726
Other liabilities	332,163		169,979
Shareholders’ equity	6,447,336		3,096,887

Total liabilities and shareholders’ equity	$32,108,978		$28,576,401

Net earning assets	$4,124,774		$4,390,766

Net interest income (fully-taxable equivalent)	$245,446		$245,874
Less: fully-taxable equivalent adjustments	(2,006)		(1,758)

Net interest income	$243,440		$244,116

Net interest rate spread (fully-taxable equivalent)		3.57%		3.59%
Net interest margin (fully-taxable equivalent)		3.96%		3.87%

(1)	Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Combined (1)		Predecessor
	Year Ended December 31,		Year Ended December 31,
	2005		2004
	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate

Assets

Loans and leases (2)
Residential real estate mortgages	$3,439,050	5.38%	$2,997,572	5.01%
Commercial real estate mortgages	6,662,952	6.07%	5,959,510	5.79%
Commercial loans and leases	4,135,985	5.96%	3,686,918	4.92%
Consumer loans and leases	5,810,028	5.85%	5,090,537	5.13%

	20,048,015	5.86%	17,734,537	5.29%
Securities	4,863,214	4.77%	7,339,166	4.35%
Federal funds sold and other short-term investments	16,596	1.86%	9,567	0.86%
Securities purchased under agreements to resell	—	0.00%	419	1.78%

Total earning assets	24,927,825	5.65%	25,083,689	5.01%

Bank-owned life insurance	558,961		503,957
Goodwill	4,045,300		1,293,762
Identifiable intangible assets	619,335		45,797
Noninterest-earning assets	1,499,256		1,246,219

Total assets	$31,650,677		$28,173,424

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$2,650,297	0.37%	$2,563,838	0.29%
Retail money market and NOW accounts	8,105,948	1.39%	7,678,644	0.81%
Retail certificates of deposit	4,838,189	2.13%	4,647,746	1.96%
Brokered deposits	66,709	3.85%	272	2.03%

Total interest-bearing deposits	15,661,143	1.46%	14,890,500	1.08%
Borrowed funds	5,089,451	3.42%	6,245,995	2.60%

Total interest-bearing liabilities	20,750,594	1.94%	21,136,495	1.53%
Noninterest bearing deposits	4,420,826		3,987,311
Deferred tax liability related to other identifiable intangible assets	197,747		16,029
Other liabilities	319,094		168,049
Shareholders’ equity	5,962,416		2,865,540

Total liabilities and shareholders’ equity	$31,650,677		$28,173,424

Net earning assets	$4,177,231		$3,947,194

Net interest income (fully-taxable equivalent)	$1,005,197		$933,696
Less: fully-taxable equivalent adjustments	(7,394)		(6,471)

Net interest income	$997,803		$927,225

Net interest rate spread (fully-taxable equivalent)		3.71%		3.48%
Net interest margin (fully-taxable equivalent)		4.03%		3.72%

(1)	Includes two months of average balances based on historical cost and ten months of average balances including purchase accounting and fair value adjustments. Had TD’s acquisition of a majority interest in TD Banknorth occurred at the beginning of the first quarter, noninterest-earning assets, total assets, shareholders’ equity, and total liabilities and shareholders’ equity would have been approximately $600 million higher than the amounts in the above table, primarily related to intangible assets.

(2)	Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

TD Banknorth Inc. and Subsidiaries

Asset Quality (unaudited)
(Dollars in thousands)

	Successor					Predecessor
	12/31/2005	9/30/2005	6/30/2005	3/31/2005		12/31/2004
Nonperforming assets:

Residential real estate mortgages	$7,970	$6,531	$6,165	$8,614		$7,846
Commercial real estate mortgages	25,219	29,224	30,353	23,553	(1)	29,948
Commercial business loans and leases	20,211	21,306	26,776	24,520	(1)	32,421
Consumer loans and leases	7,165	6,899	6,816	6,229		7,344

Total nonperforming loans and leases	60,565	63,960	70,110	62,916		77,559

Other nonperforming assets, net	970	2,929	3,796	6,012		3,544

Total nonperforming assets	$61,535	$66,889	$73,906	$68,928	(1)	$81,103

Accruing loans which are 90 days overdue	$6,887	$6,489	$6,122	$5,041		$5,254

Allowance for loan and lease losses	$223,030	$228,334	$228,168	$228,165	(1)	$243,152
Liability for unfunded credit commitments	7,907	7,607	6,807	6,707		6,600

Total allowance for credit losses	$230,937	$235,941	$234,975	$234,872	(1)	$249,752

Net loan charge-offs (recoveries):

Residential real estate mortgages	$(13)	$(125)	$89	$57		$(9)
Commercial real estate mortgages	(30)	1,717	(391)	4,032		(486)

Total real estate mortgages	(43)	1,592	(302)	4,089		(495)
Commercial business loans and leases	4,355	3	(229)	544		5,594
Consumer loans and leases	6,994	4,739	4,126	5,481		5,303

Total net charge-offs	$11,306	$6,334	$3,595	$10,114		$10,402

Provision for credit losses:
Provision for loan and lease losses	$6,000	$5,500	$3,597	$2,069		$10,670
Provision for off balance sheet commitments (2)	300	800	100	—		—

Total provision for credit losses	$6,300	$6,300	$3,697	$2,069		$10,670

Ratios:

Allowance for credit losses to total loans and leases	1.15%	1.18%	1.17%	1.20%	(1)	1.34%
Allowance for credit losses to nonperforming loans	381.30%	368.89%	335.15%	373.31%		322.02%
Nonperforming loans to total loans and leases	0.30%	0.32%	0.35%	0.32%		0.42%
Nonperforming assets to total assets	0.19%	0.21%	0.23%	0.21%		0.28%
Net charge-offs to average loans — QTD (3)	0.22%	0.13%	0.07%	0.21%		0.22%

(1)	The decreases in nonperforming assets and total allowance for credit losses reflect the application of specific reserves against certain nonperforming loans and leases to the carrying value of such assets in connection with the use of purchase accounting to account for TD’s acquisition of a majority interest in TD Banknorth on March 1, 2005. Specific reserves of $6.9 million and $14.5 million were applied to reduce the individual loan balances on impaired commercial real estate loans and impaired commercial business loans and leases, respectively.

(2)	Included in other noninterest expense

(3)	Annualized.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	2005				2004
	Successor			Combined	Predecessor
	Fourth	Third	Second	First	Fourth
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Interest and dividend income	$363,917	$350,679	$342,447	$343,647	$327,899
Interest expense	120,477	101,682	89,819	90,910	83,783

Net interest income	243,440	248,997	252,628	252,737	244,116
Provision for loan and lease losses	6,000	5,500	3,597	2,069	10,670

Net interest income after provision for loan and lease losses	237,440	243,497	249,031	250,668	233,446

Noninterest income:
Deposit services	35,137	34,558	31,752	28,183	28,326
Insurance brokerage commissions	10,798	12,216	13,604	13,892	11,880
Merchant and electronic banking income, net	15,238	15,824	14,727	13,114	13,368
Wealth management services	10,622	10,662	10,395	10,504	10,489
Loan fee income	7,613	8,031	8,891	6,921	6,926
Bank-owned life insurance	6,009	5,994	6,106	6,098	5,779
Investment planning services	4,433	4,708	5,462	4,689	4,799
Net securities gains/(losses)	(45,048)	1,014	1,439	(50,476)	(17,761)
Loans held for sale — lower of cost or market adjustment	—	—	386	(7,500)	—
Change in unrealized loss on derivatives	(11)	(711)	14,840	(8,175)	—
Other noninterest income	15,306	11,311	9,669	8,372	8,732

	60,097	103,607	117,271	25,622	72,538

Noninterest expense:
Salaries and employee benefits	100,904	102,059	105,096	100,868	90,138
Occupancy and equipment	30,548	29,945	31,048	30,738	29,320
Data processing	11,693	11,675	11,618	11,033	11,568
Advertising and marketing	8,097	7,503	8,087	6,695	5,445
Amortization of identifiable intangible assets	30,894	31,041	31,657	11,495	2,260
Merger and consolidation costs (1)	4,957	1,162	5,367	31,192	38,286
Prepayment penalties on borrowings	—	—	—	6,303	61,546
Other noninterest expense	28,564	28,344	27,459	24,784	28,796

	215,657	211,729	220,332	223,108	267,359

Income before income tax expense	81,880	135,375	145,970	53,182	38,625
Income tax expense	26,315	46,634	50,376	19,103	17,927

Net Income	$55,565	$88,741	$95,594	$34,079	$20,698

Weighted average shares outstanding:
Basic	173,745	173,661	173,428	183,393	177,071
Diluted	174,427	174,398	174,261	184,890	179,953
Earnings per share:
Basic	$0.32	$0.51	$0.55	$0.19	$0.12
Diluted	0.32	0.51	0.55	0.18	0.12

(1)	Merger and consolidation costs consist of merger charges and certain asset write-downs.

TD Banknorth Inc. and Subsidiaries

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

	2005				2004
	Successor			Combined	Predecessor
	Fourth	Third	Second	First	Fourth
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Net interest income	$243,440	$248,997	$252,628	$252,733	$244,116
Net income	$55,565	$88,740	$95,595	$34,076	$20,698
Shares outstanding (end of period)	173,665	173,615	173,406	173,208	179,298
Weighted average shares outstanding:
Basic	173,745	173,661	173,428	183,393	177,071
Diluted	174,427	174,398	174,261	184,890	179,953

Earnings per share:
Basic	$0.32	$0.51	$0.55	$0.19	$0.12
Diluted	$0.32	$0.51	$0.55	$0.18	$0.12

Shareholders’ equity (end of period)	$6,483,873	$6,463,623	$6,473,496	$6,348,494	$3,176,114
Book value per share (end of period)	$37.34	$37.23	$37.33	$36.65	$17.71
Tangible book value per share (end of period)	$8.81	$8.50	$8.45	$7.61	$9.91

RATIOS & OTHER INFORMATION:

Net interest margin, fully-taxable equivalent basis	3.96%	4.09%	4.12%	3.96%	3.87%

Return on average assets	0.69%	1.11%	1.20%	0.45%	0.29%
Return on average equity	3.42%	5.44%	5.98%	3.09%	2.66%

At period end:
Tangible equity/tangible assets	5.69%	5.55%	5.53%	4.91%	6.52%
Tier 1 leverage capital ratio	7.06%	6.99%	6.65%	6.29%	7.58%
Tier 1 risk based capital ratio	8.62%	8.54%	8.29%	7.97%	9.96%
Total risk based capital ratio	11.72%	11.72%	10.43%	10.13%	12.13%

Nonperforming loans (1)	$60,565	$63,960	$70,110	$62,916	$77,559
Total nonperforming assets (1)	$61,535	$66,889	$73,906	$68,928	$81,103
Nonperforming loans as a % of total loans	0.30%	0.32%	0.35%	0.32%	0.42%
Nonperforming assets as a % of total assets	0.19%	0.21%	0.23%	0.21%	0.28%

Full service banking offices	396	397	395	396	386

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):
See page 15 for a reconciliation table of non-GAAP financial information.

Earnings per diluted share, GAAP basis	$0.32	$0.51	$0.55	$0.18	$0.12
Merger & consolidation costs, per diluted share, net of tax (2)	0.02	—	0.02	0.13	0.17
Change in unrealized loss on certain derivatives, per diluted diluted share, net of tax	—	—	(0.05)	0.03	—
Deleveraging/restructuring losses, per diluted share, net of tax (3)	0.17	0.01	—	0.22	0.29

Earnings per diluted share, as adjusted	0.51	0.52	0.52	0.56	0.58
Amortization of intangibles, per diluted share, net of tax	0.11	0.11	0.11	0.04	0.01

Earnings per diluted share, as adjusted	$0.62	$0.63	$0.63	$0.60	$0.59

Noninterest income as a percent of total income (4)	30.17%	29.32%	28.48%	26.64%	27.00%
Noninterest income (4)	$105,156	$103,304	$100,606	$91,772	$90,299

Return on average assets (5)	1.09%	1.12%	1.12%	1.38%	1.46%
Cash return on average tangible assets (5) (6)	1.60%	1.64%	1.64%	1.63%	1.55%

Return on average equity (5)	5.43%	5.51%	5.58%	9.45%	13.43%
Cash return on average tangible equity (5) (6)	29.36%	29.39%	31.32%	25.70%	24.89%

Noninterest expense (7)	$179,806	$179,525	$183,309	$174,120	$165,267
Efficiency ratio (8)	60.44%	59.77%	60.86%	53.88%	50.10%
Cash efficiency ratio (9)	51.58%	50.96%	51.89%	50.54%	49.42%

(1)	During the three months ended March 31, 2005, in connection with the use of purchase accounting for the transaction with TD on March 1, 2005, nonperforming loans and nonperforming assets were reduced by $21.4 million of specific reserves on impaired loans which were applied to reduce the loan balance under SOP 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”.

(2)	Merger and consolidation costs consist of merger related charges and certain asset write-downs.

(3)	Deleveraging/restructuring losses consist of losses on securities sales, lower of cost or market adjustments and prepayment penalties on borrowings incurred in connection with balance sheet restructurings.

(4)	Excludes securities gains/(losses), lower of cost or market adjustments, and gains/losses on certain derivatives.

(5)	Excludes merger and consolidation costs, changes in unrealized loss on certain derivatives, and deleveraging losses, net of related tax benefits.

(6)	Cash ratios reflect adjustments to exclude the amortization expense on intangible assets, net of related taxes.

(7)	Excludes pre-tax merger and consolidation costs, prepayment penalties on borrowings, and amortization of intangible assets.

(8)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, gains/losses on certain derivatives, and merger and consolidation costs.

(9)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, merger and consolidation costs, gains/losses on certain derivatives, and amortization of intangible assets.
Ratios are annualized where appropriate.

TD Banknorth Inc. and Subsidiaries

Reconciliation Table - Non-GAAP Financial Information (Unaudited)

	2005				2004
	Successor			Combined	Predecessor
	Fourth	Third	Second	First	Fourth
(In thousands,except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Net income (GAAP)	$55,565	$88,740	$95,595	$34,076	$20,698
Add back merger and consolidation costs, change in unrealized loss on derivatives, deleveraging losses, and amortization of intangibles, net of tax
Merger related	3,366	755	3,489	23,375	32,400
Change in unrealized loss on derivatives	4	462	(9,646)	5,314	—
Revised auto lease residual charge	—	—	—	—	(84)
Deleveraging losses	29,250	0	(109)	41,562	51,560

Net income, as adjusted	88,185	89,957	89,329	104,327	104,574
Amortization of intangibles	19,952	19,540	19,769	7,472	1,470

Net income, as adjusted	$108,137	$109,497	$109,098	$111,799	$106,044

Diluted earnings per share (GAAP)	$0.32	$0.51	$0.55	$0.18	$0.12
Effects of merger and consolidation costs, net of tax	0.02	—	0.02	0.13	0.17
Effects of change in unrealized loss on derivatives, net of tax	—	—	(0.05)	0.03	—
Effects of deleveraging losses, net of tax	0.17	0.01	—	0.22	0.29

Diluted earnings per share, as adjusted	0.51	0.52	0.52	0.56	0.58
Effects of amortization of intangibles, net of tax	0.11	0.11	0.11	0.04	0.01

Diluted earnings per share, as adjusted	$0.62	$0.63	$0.63	$0.60	$0.59

Average Assets(GAAP)	$32,108,978	$31,734,972	$32,008,478	$30,705,504	$28,576,401
Average goodwill	(4,549,034)	(4,549,680)	(4,536,952)	(2,517,379)	(1,368,912)
Average identifiable intangible assets	(691,207)	(715,078)	(746,331)	(301,197)	(50,645)

Average tangible assets	$26,868,737	$26,470,214	$26,725,195	$27,886,928	$27,156,844

Average Equity(GAAP)	$6,447,336	$6,477,100	$6,415,590	$4,477,650	$3,096,887
Average goodwill	(4,549,034)	(4,549,680)	(4,536,952)	(2,517,379)	(1,368,912)
Average identifiable intangible assets	(691,207)	(715,078)	(746,331)	(301,197)	(50,645)
Average deferred tax liability related to other identifiable intangible assets	254,235	265,588	264,676	105,419	17,726

Average tangible equity	$1,461,330	$1,477,930	$1,396,983	$1,764,493	$1,695,056

Return on average assets (GAAP)	0.69%	1.11%	1.20%	0.45%	0.29%
Effects of merger and consolidation costs, net of tax	0.04%	0.01%	0.04%	0.31%	0.45%
Effects of change in unrealized loss on derivatives, net of tax	—	—	-0.12%	0.07%	—
Effects of deleveraging losses, net of tax	0.36%	—	—	0.55%	0.72%
Effects of amortization of intangibles, net of tax	0.51%	0.52%	0.52%	0.25%	0.09%

Return on average assets, as adjusted	1.60%	1.64%	1.64%	1.63%	1.55%

Return on average equity (GAAP)	3.42%	5.44%	5.98%	3.09%	2.66%
Effects of merger and consolidation costs, net of tax	0.21%	0.04%	0.21%	2.11%	4.15%
Effects of change in unrealized loss on derivatives, net of tax	—	0.03%	-0.60%	0.49%	—
Effects of deleveraging losses, net of tax	1.80%	—	-0.01%	3.76%	6.62%
Effects of amortization of intangibles, net of tax	23.93%	23.88%	25.74%	16.25%	11.46%

Return on average equity, as adjusted	29.36%	29.39%	31.32%	25.70%	24.89%

Efficiency ratio	71.05%	60.05%	59.57%	80.15%	84.43%
Effects of merger and consolidation costs	-1.65%	-0.16%	-1.19%	-11.29%	-12.08%
Effects of change in unrealized loss on derivatives	—	-0.12%	2.45%	-1.96%	—
Effects of deleveraging losses	-8.96%	—	0.02%	-13.67%	-22.25%
Effects of amortization of intangibles	-8.86%	-8.81%	-8.96%	-2.69%	-0.68%

Efficiency ratio, as adjusted	51.58%	50.96%	51.89%	50.54%	49.42%

Noninterest Income	$60,097	$103,607	$117,271	$25,622	$72,538
Net securities(gains) losses	45,048	(1,014)	(1,439)	50,476	17,761
Lower of cost or market adjustments	—	—	(386)	7,500	—
Change in unrealized loss on derivatives	11	711	(14,840)	8,175	—

Noninterest Income, as adjusted	$105,156	$103,304	$100,606	$91,773	$90,299

Noninterest Expense	$215,657	$211,729	$220,332	$223,108	$267,359
Merger and consolidation costs	(4,957)	(1,162)	(5,367)	(31,192)	(38,286)
Prepayment penalties on borrowings	—	—	—	(6,303)	(61,546)

Excluding merger and consolidation costs and prepayment penalties	210,700	210,567	214,965	185,613	167,527
Amortization of intangibles	(30,894)	(31,041)	(31,657)	(11,495)	(2,260)

Noninterest Expense, as adjusted	$179,806	$179,526	$183,308	$174,118	$165,267

TD Banknorth Inc. and Subsidiaries

Reconciliation Table - Non-GAAP Financial Information (Unaudited)

	Year Ended
	Combined	Predecessor
(In thousands, except per share data)	12/31/2005	12/31/2004
Net income (GAAP)	$273,978	$304,643
Add back merger and consolidation costs, change in unrealized loss on derivatives, deleveraging losses/(gains), and amortization of intangibles, net of tax
Merger related	30,988	40,764
Change in unrealized loss on derivatives	(3,866)	—
Revised auto lease residual charge	—	(370)
Deleveraging losses	70,703	51,560
Net income, as adjusted	371,803	396,597
Amortization of intangibles	66,734	5,608

Net income, as adjusted	438,537	402,205

Diluted earnings per share (GAAP)	$1.55	$1.75
Effects of merger and consolidation costs, net of tax	0.17	0.23
Effects of change in unrealized loss on derivatives, net of tax	(0.02)	—
Effects of deleveraging losses, net of tax	0.40	0.30

Diluted earnings per share, as adjusted	2.10	2.28
Effects of amortization of intangibles, net of tax	0.38	0.03

Diluted earnings per share, as adjusted	$2.48	$2.31

Average Assets (GAAP)	$31,650,677	$28,173,424
Average goodwill	(4,045,300)	(1,293,762)
Average identifiable intangible assets	(619,335)	(45,797)

Average tangible assets	$26,986,042	$26,833,864

Average Equity (GAAP)	$5,962,416	$2,865,540
Average goodwill	(4,045,300)	(1,293,762)
Average identifiable intangible assets	(619,335)	(45,797)
Average deferred tax liability related to other identifiable intangible assets	197,747	16,029

Average tangible equity	$1,495,528	$1,542,008

Return on average assets (GAAP)	0.87%	1.08%
Effects of merger and consolidation costs, net of tax	0.09%	0.14%
Effects of change in unrealized loss on derivatives, net of tax	-0.01%	0.00%
Effects of deleveraging losses, net of tax	0.22%	0.19%
Effects of amortization of intangibles, net of tax	0.46%	0.09%

Return on average assets, as adjusted	1.63%	1.50%

Return on average equity (GAAP)	4.60%	10.63%
Effects of merger and consolidation costs, net of tax	0.51%	1.41%
Effects of change in unrealized loss onderivatives, net of tax	-0.06%	0.00%
Effects of deleveraging losses, net of tax	1.19%	1.80%
Effects of amortization of intangibles, net of tax	23.08%	12.24%

Return on average equity, as adjusted	29.32%	26.08%

Efficiency ratio	66.76%	60.09%
Effects of merger and consolidation costs	-3.16%	-3.45%
Effects of change in unrealized loss on derivatives	0.29%	0.00%
Effects of deleveraging losses	-5.13%	-5.59%
Effects of amortization of intangibles	-7.51%	-0.67%

Efficiency ratio, as adjusted	51.25%	50.38%

Noninterest Income	$306,597	$345,956
Net securities (gains) losses	93,070	7,701
Lower of cost or market adjustments	7,114	—
Change in unrealized (gains) losses on derivatives	(5,943)	—

Noninterest Income, as adjusted	$400,838	$353,657

Noninterest Expense	$870,828	$765,101
Merger and consolidation costs	(42,679)	(49,634)
Prepayment penalties on borrowings	(6,303)	(61,546)

Excluding merger and consolidation costs and prepayment penalties	821,846	653,921
Amortization of intangibles	(105,087)	(8,627)

Noninterest Expense, as adjusted	$716,759	$645,294

TD Banknorth Inc. and Subsidiaries

Identifiable Intangible Assets
Estimated Future Amortization Expense (Unaudited)

	Core		Other		Total
	Deposit		Identifiable		Identifiable
	Intangibles		Intangibles		Intangibles
	Historical	TD Incremental	Historical	TD Incremental	Historical	TD Incremental	Total
Amortization Expense:
January and February 2005 (Predecessor)	$1,237	$0	$324	$0	$1,561	$0	$1,561
March 2005 (Successor)	708	7,875	31	1,320	739	9,195	9,934

Three months ended March 31, 2005	1,945	7,875	355	1,320	2,300	9,195	11,495
Three months ended June 30, 2005	2,123	24,958	617	3,959	2,740	28,917	31,657
Three months ended September 30, 2005	2,123	24,625	334	3,959	2,457	28,584	31,041
Three months ended December 31, 2005	2,123	24,625	187	3,959	2,310	28,584	30,894

Full Year 2005	$8,314	$82,083	$1,493	$13,197	$9,807	$95,280	$105,087

Balance at 12/31/05	$48,580	$428,260	$5,580	$185,945	$54,160	$614,205	$668,365

Estimated Future Amortization Expense*
2006	$7,383	$88,784	$945	$15,388	$8,325	$104,172	$112,500
2007	6,585	68,249	895	14,656	7,480	82,905	90,385
2008	6,340	55,493	475	13,978	6,815	69,471	76,286
2009	6,340	45,327	425	13,348	6,765	58,675	65,440
thereafter	21,934	170,408	484	128,575	22,418	298,983	321,401

*	Does not include the pending Hudson United acquisition